SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 24, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
                               -------------------
                 (State or other jurisdiction of incorporation)



          000-22609                                      84-1339282
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   (Commission File Number)                   (IRS Employer Identification No.)



    1801 California Street     Denver, Colorado                     80202
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     (Address of principal executive offices)                     (Zip Code)



     Registrant's telephone number, including area code:    303-992-1400


                                 Not applicable
                -------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

On January 24, 2001, Qwest Communications International Inc. ("Qwest") reported its financial results for the fourth quarter of 2000 and for the full year 2000. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 24, 2001, Qwest also hosted a conference call with media, analysts, investors, and other interested persons during which it discussed, among other things, its business and operations, its announced financial results and its expected financial results for future periods. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call Qwest announced the following (all numbers are approximate):

o Where applicable, information had been presented on a pro forma normalized basis to exclude the revenue from Qwest's divested interLATA business in its local service area, revenue from Qwest's completed network construction business and charges from merger related and other one-time items.

o It expected that revenue would grow between 11.5% and 12.5% for the 1st quarter of 2001 over the 1st quarter of 2000. It expected higher growth rates in the subsequent quarters.

o It was comfortable with its previously announced guidance for 2001 for revenues of $21.3 billion to $21.7 billion (a 12.5% to 14.5% increase over 2000) and EBITDA (earnings before interest, taxes, depreciation and amortization) of $8.5 billion to $8.7 billion (a 14.9% to 17.6% increase over 2000).

o It was on track to meet previously announced targets of 15% to 17% CAGR (compounded annual growth rate) for revenue and almost 20% CAGR for EBITDA from 2000 to 2005.

o Internet and data revenue, which grew almost 40% (for the 4th quarter of 2000 over the 4th quarter of 1999) on a pro forma normalized basis, constituted more than 23% of total revenues for the 4th quarter of 2000. It was confident it would meet or exceed the previously announced plan to reach 44% of total revenue in 2005.

o It expects to double its targets for DSL and wireless customers by the end of 2001 to 500,000 and 1.6 million customers, respectively.

o The number of wireless customers at December 31, 2000 does not include customers in a pilot "win back" program, implemented in December 2000 for certain customers expressing an interest in deactivating their service. The number does include 1.5% to 2% of its year-end customers in another long standing "win back" program that does not require a monthly service charge.

o Gross margins were 64.5% for the 4th quarter of 2000 and 64.4% for the full year 2000. As it continued to invest for growth and realize a higher percentage of its revenue high growth services, Qwest expects gross margins to decrease slightly in 2001, because higher growth products tend to have lower gross margins during the initial launch phase than more mature regulated products. Qwest expects that any decrease will be partially offset by continued focus on operating cost reductions, scale efficiencies and merger synergies.

o SG&A (selling, general and administrative expenses) as a percentage of revenue were 24.9% for the 4th quarter of 2000 and 25.5% for the full year 2000. Qwest expects SG&A as a percentage of revenue to continue to improve modestly through 2001 as a result of workforce reductions and other synergies and scale and efficiency improvements, partially offset by increased investments in wireless, DSL and sales activities.

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o     It was comfortable with prior guidance of EBITDA margins of just under 40%
      in 2001.

o It expected depreciation expense of $2.8 billion in 2000 to increase by one-third in 2001.

o It expected interest expense (net of capitalized interest) of $1.1 billion in 2000 to increase by one-third in 2001.

o It expected the number of diluted shares to increase by 3% in 2001 (as compared to 1.69 billion in 2000).

o It had EPS (earnings per share) of $0.59 and cash EPS of $1.25 for 2000. It expected EPS and cash EPS for 2001 to be flat or slightly higher, due to strong EBITDA growth offset by increase in interest and depreciation expense.

o It expected capital expenditure to be about $9.5 billion in 2001, as previously announced. It expected that in capital expenditures would be in the $2.8 to $2.9 billion range per quarter for the first two quarters of 2001, and approximately $1.9 billion in the 4th quarter of 2001. It also expected that capital expenditures for 2002 and beyond would be closer to or less than $9 billion per year.

FORWARD LOOKING STATEMENTS WARNING

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ss including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that the information is material. The contents of Qwest's website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


          Exhibit 99.1     Press release dated January 24, 2001.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:    January 24, 2001        By: /s/ YASH A. RANA
                                     ---------------------------------------
                                     Yash A. Rana
                                     Associate General Counsel and Assistant
                                       Secretary

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                                  EXHIBIT INDEX



          Exhibit 99.1     Press release dated January 24, 2001.

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